UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  April 28, 2008

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0609

(Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 29, 2008, Bemis Company, Inc. (the “Company”) refinanced its revolving bank credit agreement, replacing the $500 million revolving credit facility scheduled to mature on September 2, 2009.  Under the terms of the two revolving Credit Agreements dated April 29, 2008 among Bemis Company, Inc., various financial institutions, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wachovia Bank, N.A., as Syndication Agent (the “Credit Agreements”), the Company may borrow up to $425 million through April 29, 2013 and $75 million through April 29, 2009.  Borrowings outstanding under the terminated Credit Agreement totaling $32.1 million were repaid with available cash and borrowings under the $75 million 364-Day Credit Agreement at Closing.   The Company expects to use the credit facility primarily to support its issuance of commercial paper.  The Company pays an annual facility fee on the $425 million Credit Facility and the $75 million 364-day Credit Facility of 0.08 percent and 0.06 percent, respectively, on the entire amount of each commitment, payable quarterly in arrears.

The participants of both the $425 million Credit Agreement and the $75 million 364-Day Credit Agreement are JPMorgan Chase Bank, N.A., BNP Paribas, ING Capital LLC, U.S. Bank National Association, Wachovia Bank, N.A., and Wells Fargo Bank, National Association.  Certain of the participant banks and their respective affiliates have been engaged, and each of the participant banks and their respective affiliates may in the future be engaged, to provide services to the Company and its affiliates in the ordinary course of business, including commercial banking, investment management and investment banking.

At the Company’s option, any loan under the Credit Agreements bear interest at a variable rate based on LIBOR or an alternative variable rate based on either the JPMorgan prime rate or the federal funds rate, in each case plus a basis point spread determined by reference to the Company’s debt ratings, as defined in the Credit Agreements.

The Credit Agreements contain standard covenants, including affirmative financial covenants regarding the maintenance of maximum debt to total capitalization ratios and minimum net worth, and negative covenants, which, among other things, limit the disposition of assets, consolidations and mergers, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreements also contain customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and involuntary proceedings, monetary judgment defaults in excess of specified amounts, cross-defaults to certain other agreements, change of control, and customary ERISA defaults.

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with entering into the Credit Agreements described above, on April 29, 2008, the Company terminated its previous $500 million Revolving Credit Agreement among Bemis Company, Inc., various financial institutions, and J.P. Morgan, as Administrative Agent, dated as of September 2, 2004.  This agreement was scheduled to expire on September 2, 2009.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf,		Stanley A. Jaffy, Vice President
	Senior Vice President and		and Controller
Chief Financial Officer

Date May 2, 2008		Date May 2, 2008